UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015
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LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 12, 2015, LifePoint Hospitals, Inc. issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2014, including guidance for 2015, and furnished a copy of the press release on a Current Report on Form 8-K (the “Initial Form 8-K”). The sole purpose of this Amendment No. 1 on Form 8-K/A is to correct an inadvertent error under the 2015 guidance table on page 1 of the press release filed as Exhibit 99.1 to the Initial Form 8-K.

Included in the fifth paragraph, first sentence of the release, under the 2015 guidance table, the Company is correcting to read: . . . and an increase in the Company’s same hospital blended net revenue per equivalent admission to a range of 2.0% to 2.5% and an increase in the Company’s same hospital equivalent admissions to a range of 0.5% to 2.5% (instead of ...and an increase in blended net revenue per equivalent admission of 0.5% to 2.5%). This change has no impact on any other number or information included in the release.

Item 2.02.   Results of Operations and Financial Condition.

On February 12, 2015, LifePoint Hospitals, Inc. (the "Company") issued a press release announcing results for the fourth quarter and year ended December 31, 2014.  See the press release attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

                    (d)   Exhibits.

                            99.1      Copy of corrected press release issued by the Company on February 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 12, 2015	LIFEPOINT HOSPITALS, INC.

		By:	/s/ Leif M. Murphy

Leif M. Murphy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of corrected press release issued by the Company on February 12, 2015.